UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 5, 2012

OMEGA HEALTHCARE INVESTORS, INC.
(Exact name of registrant as specified in charter)

Maryland	1-11316	38-3041398
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 International Circle
 Suite 3500
Hunt Valley, Maryland 21030
(Address of principal executive offices / Zip Code)

(410) 427-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 8.01 Other Events.

Offering and Pricing of 5 7/8% Senior Notes Due 2024

On March 5, 2012, Omega Healthcare Investors, Inc. issued two press releases, attached hereto as Exhibits 99.1 and 99.2 and incorporated herein by reference, announcing the offering and pricing, respectively, of its $400 million aggregate principal amount of 5 7/8% Senior Notes due 2024 (the “2024 Notes”) in a private placement, subject to market and other conditions.  The 2024 Notes will be unconditionally guaranteed by Omega’s existing and future subsidiaries that guarantee its existing notes and senior unsecured revolving credit facility, or any other indebtedness of Omega or of its subsidiary guarantors.

The 2024 Notes will be issued at a price equal to 100% of the face value before the initial purchasers’ discount. The offering is expected to close on March 19, 2012, subject to customary closing conditions.

Omega intends to use the net proceeds of the offering to fund the concurrent cash tender offer and consent solicitation for its outstanding $175 million aggregate principal amount of 7% Senior Notes due 2016, and to repay a portion of its outstanding borrowings under its $475 million unsecured revolving credit facility.

The 2024 Notes will be offered through a private placement to qualified institutional buyers pursuant to Rule 144A (and outside the United States in reliance on Regulation S) under the Securities Act of 1933, as amended. The 2024 Notes have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold absent registration under the Securities Act or applicable state securities laws or applicable exemptions from registration requirements.

The information contained in this Item 8.01 is neither an offer to sell nor a solicitation of an offer to buy any of the 2024 Notes.

Tender Offer and Consent Solicitation for 7% Senior Notes due 2016

On March 5, 2012, Omega issued a press release, attached hereto as Exhibit 99.3 and incorporated herein by reference, announcing the commencement of its tender offer to purchase for cash any and all of its outstanding $175 million aggregate principal amount of 7% Senior Notes due 2016 (the “2016 Notes”) upon the terms and subject to the conditions set forth in an Offer to Purchase and Consent Solicitation Statement, dated March 5, 2012. Concurrently with the tender offer, and on the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, including the financing condition and the supplemental indenture condition described therein, Omega is soliciting consents of holders of the 2016 Notes to authorize the elimination of most of the restrictive covenants and certain of the events of default contained in the indenture governing the 2016 Notes. The tender offer will expire at 8:00 a.m., New York City time, on April 2, 2012, unless extended.  The consent solicitation will expire at 5:00 p.m., New York City time, on March 16, 2012, unless extended.  Assuming all of the 2016 Notes are purchased in the pending tender offer and are entitled to the consent payment offered in the related consent solicitation, Omega expects to pay to the holders of the 2016 Notes consent payments aggregating approximately $4.5 million over the face amount of the 2016 Notes, and to record approximately a $1.6 million write-off of deferred financing costs and other related expenses in connection with the repurchase.

Item 9.01              Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated March 5, 2012 announcing the offering of the 2024 Notes.

99.2	Press Release dated March 5, 2012 announcing the pricing of the 2024 Notes.

99.3	Press Release dated March 5, 2012 announcing the consent solicitation and tender offer for the 2016 Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.
(Registrant)

Dated: March 7, 2012	By:	/s/ C. Taylor Pickett
C. Taylor Pickett
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Exhibit
99.1	Press Release dated March 5, 2012 announcing the offering of the 2024 Notes.
99.2	Press Release dated March 5, 2012 announcing the pricing of the 2024 Notes.
99.3	Press Release dated March 5, 2012 announcing the consent solicitation and tender offer for the 2016 Notes.